UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement with Alamo Resources LLC

On April 30, 2010, Doral Energy Corporation (the “Company”) entered into an agreement (the “Purchase and Sale Agreement”) with Alamo Resources LLC (“Alamo”) to sell to Alamo all of the Company’s oil and gas properties located in Eddy County, New Mexico (the “Properties”). Under the terms of the Purchase and Sale Agreement, Alamo has agreed to pay $10,000,000 to the Company subject to the customary adjustments. In addition, Alamo has agreed to pay up to two additional production incentive payments (“PIP”) of $750,000 each. The first PIP will be payable if Alamo increases gross production from the Properties by 500 BOE/day based on a 30 day average within 24 months after closing. The second PIP will be payable if Alamo increases gross production by a further 500 BOE/day (ie. a total increase of 1,000 BOE/day) during the same 24 month period.

Alamo has paid a $250,000 deposit into an escrow account, with the remaining balance of the purchase price to be paid upon closing. Closing is subject to a number of customary conditions, including, the full release of any liens and security interests encumbering the Properties and the reconveyance of the net profits interest held by Macquarie Bank Limited. The closing is expected to occur on June 15, 2010, but may be extended by Alamo for an addition 30 days by increasing the deposit to $500,000.

The foregoing is a brief summary of the terms of the Purchase and Sale Agreement and is qualified by reference to the Share Purchase Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Macquarie Credit Agreement

On April 30, 2010, we entered into an agreement (the “Forbearance Agreement”) with Macquarie Bank Limited (“Macquarie”), pursuant to which Macquarie agreed not to exercise their rights under our Senior First Lien Secured Credit Agreement dated July 29, 2008 (the “Macquarie Credit Agreement”). The Forbearance Agreement supersedes all prior forbearance agreements related to the Macquarie Credit Agreement. Under the terms of the Forbearance Agreement, Macquarie has agreed to forbear from exercising its rights or remedies under the Macquarie Credit Agreement until June 15, 2010. In addition, Macquarie has agreed to reconvey to the Company the net profits interest granted to Macquarie under the Macquarie Credit Agreement if (a) the Company sells greater than 50% of its working interest in the Properties; (b) the Company repays all of its monetary obligations under the Macquarie Credit Agreement; and (c) the Company pays to Macquarie an additional $500,000.

The foregoing is a brief summary of the terms of the Forbearance Agreement and is qualified by reference to the Forbearance Agreement attached as Exhibit 10.2 to this current report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated April 30, 2010 between Doral Energy Corp. and Alamo Resources LLC.

10.2	Forbearance Agreement dated April 30, 2010 between Doral Energy Corp. and Macquarie Bank Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: May 5, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chief Executive Officer